Exhibit 99.1

LIBERTY LATIN AMERICA ANNOUNCES ADDITIONAL BUILD-OUT PLANS FOR CHILEAN MARKET

Denver, Colorado – August 13, 2019: Liberty Latin America Ltd. ("Liberty Latin America" or “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced additional build-out plans for its operations in Chile. As Liberty Latin America enhances broadband connectivity across its markets, revamped plans include adding or upgrading a total of approximately 200,000 homes in Chile this year, an additional 50,000 homes compared to previous expectations. This brings the total estimated additions or upgrades across all of Liberty Latin America’s markets to at least 450,000 homes for 2019.
Guillermo Ponce, Chief Executive Officer of VTR, said, “We are excited about extending our new build and upgrade plans for this year and see tremendous opportunity beyond 2019 in further expanding our footprint to the rest of Chile. A major goal of Liberty Latin America is to bring high-speed connectivity to as many people as possible. Importantly, this is the beginning of further construction into areas where we had previously not ventured and we will bring the fastest broadband in the region to these new homes.”
Chris Noyes, Chief Financial Officer of Liberty Latin America, commented, “We consistently evaluate new build and upgrade opportunities and are pleased with the financial returns we deliver through these programs. Due to the excellent work by our engineering teams to reduce new build and upgrade costs per home across LLA and given the sizable VTR market opportunity, we are happy to accelerate plans to bring broadband to as many citizens of Chile as possible, without changing our existing guidance for capital expenditures in 2019.”
The build-out strategy in Chile is consistent with our overall ambition to expand the provision of high-speed connectivity across the region, while delivering the highest levels of service for our 3 million LLA fixed-line customers.

FORWARD-LOOKING STATEMENTS AND DISCLAIMER
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to our build-out and upgrade plans for our operations in Chile and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include factors that are outside of our control, including factors detailed from time to time in our filings with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT LIBERTY LATIN AMERICA
Liberty Latin America is a leading telecommunications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil, BTC, UTS and Cabletica. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a sub-sea and terrestrial fiber optic cable network that connects over 40 markets in the region.
Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols "LILA" (Class A) and "LILAK" (Class C), and on the OTC link under the symbol "LILAB" (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations:
Kunal Patel +1 786 274 7552

Media Relations:
Claudia Restrepo +1 786 218 0407